Schedule 13D
CUSIP No. 428839 10 4	Page 1 of 2 Pages

Exhibit 3

Amended and Restated
Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D Amendment No. 4 filed herewith, and any amendments hereto, relating to the Class A Common Shares, no par value, of Hickok Incorporated, with the Securities and Exchange Commission pursuant to Rule 13d-1(k).  The undersigned parties hereby acknowledge that each shall be responsible for the timely filing of any such amendments, and for the completeness and accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:	March 12, 2014

Robotti & Company, Incorporated

	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti
	Robert E. Robotti		Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company Advisors, LLC

By:	/s/ Robert E. Robotti		/s/ Kenneth R. Wasiak
	Robert E. Robotti		Kenneth R. Wasiak
Title: President and Treasurer

Ravenswood Management Company, L.L.C.		The Ravenswood Investment Company, L.P.

By:	/s/ Robert E. Robotti	By:	Ravenswood Management Company, L.L.C.
	Name: Robert E. Robotti		Its General Partner
Title: Managing Member

Ravenswood Investments III, L.P.		By:	/s/ Robert E. Robotti
Name: Robert E. Robotti
By:	Ravenswood Management Company, L.L.C.		Title: Managing Member
Its General Partner

R.N.P. Company, G.P.

By:	/s/ Robert E. Robotti		/s/ Robert E. Robotti
	Name: Robert E. Robotti		Robert E. Robotti
	Title: Managing Member		General Partner

	/s/ Harriet M. Reilly		/s/ Joseph E. Reilly
	Harriet M. Reilly		Joseph E. Reilly

	/s/ Patrick J. Reilly		/s/ Catherine Savvas
	Patrick J. Reilly		Catherine Savvas

Schedule 13D
CUSIP No. 428839 10 4	Page 2 of 2 Pages

Exhibit 3

	/s/ Nancy Seklir	PELK Company
Nancy Seklir

By:	/s/ Kenneth M. Wasiak	By:	/s/ Kenneth M. Wasiak
	Kenneth M. Wasiak		Name: Kenneth M. Wasiak
Title: Managing Partner

(The remainder of this page was intentionally left blank)